Exhibit 99.2

Contacts: Chris Lowe Chief Financial Officer Cortexyme, Inc. clowe@cortexyme.com Hal Mackins For Cortexyme, Inc. hal@torchcomllc.com (415) 994-0040

CORTEXYME, INC. ANNOUNCES CLOSING OF INITIAL PUBLIC OFFERING AND THE EXERCISE OF THE UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL SHARES

South San Francisco, Calif. – May 13, 2019 – Cortexyme, Inc. (Nasdaq: CRTX), a clinical stage biopharmaceutical company pioneering a novel disease-modifying therapeutic approach to treat a key underlying cause of Alzheimer’s and other degenerative diseases, today announced the closing of its initial public offering of 4,412,000 shares of its common stock at the public offering price of $17.00 per share, and the full exercise by the underwriters of their option to purchase 661,800 additional shares of Cortexyme’s common stock. The exercise of the option brings the total number of shares of common stock sold by Cortexyme to 5,073,800 shares. The net proceeds from Cortexyme’s initial public offering, including proceeds from the exercise of the underwriters’ option to purchase additional shares, were approximately $78.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Cortexyme.

BofA Merrill Lynch and Credit Suisse Securities (USA) LLC acted as joint book-running managers for the offering. Canaccord Genuity LLC and JMP Securities LLC acted as co-managers.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on May 8, 2019. The offering was made solely by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus relating to this offering may be obtained from any of the following sources:

•

BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by phone at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com;

•	Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, by telephone at 1-800-221-1037 or by email at usa.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of Cortexyme’s common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Cortexyme, Inc.

Cortexyme is a clinical stage pharmaceutical company pioneering a novel disease-modifying therapeutic approach to treat a key underlying cause of Alzheimer’s disease and other degenerative diseases. Cortexyme is targeting a specific, infectious pathogen found in the brain of Alzheimer’s patients and tied to neurodegeneration and neuroinflammation in animal models. The company’s lead investigational medicine, COR388, is the subject of the GAIN Trial, an ongoing Phase 2/3 clinical study in patients with mild to moderate Alzheimer’s disease.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words. Forward-looking statements are based on Cortexyme’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties described in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Cortexyme undertakes no duty to update such information except as required under applicable law.

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